Exhibit 99.1

Joint Filing Agreement

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other except to the extent that he or it knows that such information is inaccurate.

DATE: October 21, 2026

SACHEM HEAD CAPITAL MANAGEMENT LP

By: Uncas GP LLC, its General Partner

By: /s/ Scott D. Ferguson

Name: Scott D. Ferguson

Title: Managing Member

UNCAS GP LLC

By: /s/ Scott D. Ferguson

Name: Scott D. Ferguson

Title: Managing Member

SACHEM HEAD GP LLC

By: /s/ Scott D. Ferguson

Name: Scott D. Ferguson

Title: Managing Member

/s/ Scott D. Ferguson

Name: SCOTT D. FERGUSON